Exhibit 99.1

Halyard Health Announces CEO Transition
Abernathy to Retire as CEO; Continue as Chairman
Woody Elected as CEO; Member of the Board of Directors

ALPHARETTA, Ga., (June 23, 2017) - Halyard Health, Inc., today announced that Robert E. Abernathy will retire as CEO, effective June 26, 2017. The board of directors has appointed Joseph F. Woody to succeed Abernathy. Woody has also been elected to serve on the board of directors and Abernathy will continue as chairman of the board.

“On behalf of the board and Halyard employees, we are grateful for Robert’s dedicated leadership these past three plus years,” said Ronald W. Dollens, Halyard’s independent lead director. “During his tenure, Robert reestablished Halyard’s innovative culture and positioned the company for future growth.”

“Leading Halyard has been an incredible journey,” said Abernathy. “I’m honored to have been part of this extraordinary team and thank them for their commitment to Halyard. Together, we’ve accelerated growth in our medical devices business, generated greater than expected free cash flow, and met or exceeded earnings analysts’ expectations the past seven quarters.”

“Halyard is successfully executing its transformation and we’re confident that we’ll continue to do so under Joe’s leadership,” Dollens continued. “Joe is an experienced healthcare CEO with proven success driving revenue growth and spearheading portfolio transformations. He brings the laser focus needed to propel Halyard forward in this fast-paced industry.”

“I’m thrilled to be joining Halyard. This talented team is poised to capitalize on the incredible opportunities that lie before us,” said Woody. “We will continue to accelerate the execution of our transformation strategy.”

“We’re pleased the board identified Joe to succeed Robert. We’re excited Joe is joining us and we’re fully optimistic about the future of Halyard,” Dollens concluded.

Woody’s entire career has been in the medical technology industry. Most recently he served as president and CEO of Acelity. He has also served in several board positions.

About Halyard Health
Halyard Health, Inc. (NYSE: HYH) is a medical technology company focused on eliminating pain, speeding recovery and preventing infection for healthcare providers and their patients. Headquartered in Alpharetta, Ga., Halyard is committed to addressing some of today’s most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery and preventing healthcare-associated infections. Halyard’s business segments - Medical Devices and Surgical and Infection Prevention (S&IP) - develop, manufacture and market clinically superior solutions that improve medical outcomes and business performance in more than 100 countries. For more information, visit www.halyardhealth.com.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement

Exhibit 99.1

levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.